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                                                                    EXHIBIT 99.4

[FIDELITY LOGO]                                             PRESS RELEASE

[ANFI, INC. LOGO]

   FIDELITY NATIONAL FINANCIAL, INC. AND ANFI, INC. ANNOUNCE THE SIGNING OF A
                              DEFINITIVE AGREEMENT

Irvine and Orange, Calif. -- (January 10, 2003) -- Fidelity National Financial, Inc. (NYSE: FNF), the nation's largest provider of title insurance and real estate related products and services, and ANFI, Inc. (NASDAQ: ANFI), a provider of title insurance and other real estate related services today announced the signing of a definitive agreement whereby FNF will acquire all of the outstanding common stock of ANFI that it does not currently own. FNF currently owns, directly or indirectly, approximately 33% of the outstanding common stock of ANFI. On December 16, 2002, FNF announced that it had entered into a letter of intent to acquire ANFI.

      Under the terms of the Definitive Agreement, each share of ANFI common stock will be exchanged for .4540 shares of FNF common stock. The transaction is subject to customary closing conditions, including regulatory approvals and the approval of ANFI shareholders. The parties expect to close the transaction in the second quarter of 2003.

      Fidelity National Financial, Inc., a Fortune 500 company, is the nation's largest title insurance and diversified real estate related services company. FNF had total revenue of nearly $3.9 billion and earned more than $300 million in 2001, with cash flow from operations of more than $425 million. The Company's title insurance underwriters - Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title -- together issue approximately 30 percent of all title insurance policies nationally. The Company provides title insurance in 49 states, the District of Columbia, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and Canada. In addition, FNF performs other real estate-related services such as escrow, default management, exchange intermediary services, home warranty, flood insurance and homeowners insurance.
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      FNF also provides real estate and technology services through its majority-owned, publicly traded subsidiary, Fidelity National Information Solutions (NASDAQ: FNIS). FNIS provides data, technology solutions and services to lenders, Realtors and other participants in the real estate transaction process. More information about the FNF family of companies can be found at www.fnf.com and www.fnis.com.

      Headquartered in Orange, California, ANFI, Inc. provides title insurance services and other real estate related informational services through its subsidiaries in California, Arizona, Colorado, Nevada and New York through 106 direct branch operations. ANFI, as part of its overall services, provides ancillary services such as real estate information, trustee sales guarantees, exchange intermediary services, document research services, notary signing services, property management and appraisals. A complete description of the subsidiaries can be found at www.anfinc.com.

      In connection with the proposed transaction, FNF and ANFI will file a registration statement, proxy statement and prospectus with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THESE AND ALL RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the registration statement, prospectus, proxy statement, and related documents when they become available from the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of these documents may also be obtained from ANFI, Inc. by directing a request to ANFI, Inc., Investor Relations, 1111 East Katella Avenue, Suite 220, Orange, California 92867, or from FNF by directing a request to Fidelity National Financial, Inc., Investor Relations, 4050 Calle Real, Santa Barbara, California, 93110.

      This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to
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known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of FNF and ANFI to be different from those expressed or implied above. FNF and ANFI expressly disclaim any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the "Management's Discussion and Analysis" section of both companies Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE:  Fidelity National Financial, Inc. and ANFI, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 805-696-7218, dkmurphy@fnf.com or Michael C. Lowther, Chairman and CEO, ANFI, Inc. 714-289-4300 corporate@atitle.com